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                                                                    EXHIBIT 10.5

                               UNLIMITED GUARANTY


     THIS GUARANTY, dated as of December 27, 1999 by RAYMOND KARSAN HOLDINGS, INC., a Pennsylvania corporation with a principal place of business at 170 South Warner Road, Suite 110, Wayne, Pennsylvania 19087 (the "Guarantor"), in favor of FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America having an office at 100 Federal Street, Mail Stop:
01-08-08, Boston, Massachusetts 02110, acting as agent for itself in its individual capacity and for the Lenders, as defined in the hereinafter represented Loan Agreement ("Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement (as such term is defined below).

     1. RECITALS. (a) Agent, the Lenders and Raymond Karsan Associates, Inc., a Pennsylvania corporation having a principal place of business at 170 South Warner Road, Suite 110, Wayne, Pennsylvania 19087 ("Principal Debtor") have entered into that certain Loan Agreement of even date herewith (as the same may be amended from time to time, the "Loan Agreement") pursuant to the terms of which the Lenders have agreed to make loans to Principal Debtor up to a maximum aggregate principal amount of $10,000,000.

     (b)  The Principal Debtor is 100% owned by the Guarantor.

     (c) It is a condition of the Agent's and the Lenders' willingness to enter into the Loan Agreement that the Guarantor enter into this Guaranty.

     2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to Agent, for the benefit of the Lenders, (a) the payment and performance of all of the Obligations under the Loan Agreement, under the Notes and/or under the other Financing Documents, (b) the performance of all of the obligations of Principal Debtor to Agent and/or the Lenders under the Loan Agreement, under the Notes and/or under the other Financing Documents, (c) the payment of all other future advances and other obligations of Principal Debtor to Agent and/or the Lenders or any of them under the Loan Agreement, under the Notes and/or under the other Financing Documents, including without limitation any future loans and advances made to Principal Debtor by the Lenders or any of them in any of the foregoing documents or instruments prior to, during or following any (a) application by Principal Debtor for or consent by Principal Debtor to the appointment of a receiver, trustee or liquidator of Principal Debtor's property,
(b) admission by Principal Debtor in writing of its inability to pay or failure generally to pay its respective debts as they mature, (c) general assignment by Principal Debtor for the benefit of creditors, (d) adjudication of Principal Debtor as bankrupt or (e) filing by Principal Debtor of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or liquidation statute, or an answer admitting the material allegations of a petition filed against it in a proceeding under
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any such law (any of the foregoing shall hereinafter be referred to as a
"Bankruptcy Event"), any interest accruing under the Notes, and Letter of Credit Agreement and/or the Loan Agreement and Letter of Credit fees after the commencement of a Bankruptcy Event to the extent permitted by applicable law, (collectively, the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Agent and/or the Lenders first attempt to collect any of the Obligations from Principal Debtor or resort to any security or other means of obtaining their payment. Should Principal Debtor default in the payment or performance of any of the Obligations, or in the event that Principal Debtor or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or a material portion of its or their property, (ii) admit in writing its or their inability to pay or fail generally to pay its or their debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or liquidation statute, or an answer admitting the material allegations of a petition filed against it or any of them in a proceeding under any such law, the obligations of the Guarantor hereunder shall become immediately due and payable to Agent, for the benefit of the Lenders, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by Agent on any number of occasions.

     3. GUARANTOR AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Agent, for the benefit of the Lenders, if applicable, on demand, all reasonable costs and expenses (including court costs and legal fees and expenses) incurred or expended by Agent and/or the Lenders in connection with the enforcement of the Obligations and this Guaranty, together with interest on amounts recoverable under this Guaranty from the time of such demand until payment, at the rate per annum equal to the lower of (i) 4.0% in excess of Effective Prime, or (ii) the highest rate allowable by law.

     4. UNLIMITED GUARANTY. The liability of the Guarantor hereunder shall be unlimited.

     5. WAIVERS BY GUARANTOR; AGENT'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent and/or the Lenders with respect thereto. Except as otherwise provided for herein, the Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of Principal Debtor or of the Guarantor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise

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affected by (i) the failure of Agent and/or the Lenders to assert any claim or demand or to enforce any right or remedy against Principal Debtor; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation;
(iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights Agent and/or the Lenders may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights Agent and/or the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor except as otherwise set forth herein.

     6. UNENFORCEABILITY OF OBLIGATIONS. If for any reason Principal Debtor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from Principal Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Principal Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement, document or instrument evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

     7. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations and any and all obligations of Principal Debtor to Agent and/or the Lenders under the Financing Documents, (a) the Guarantor shall not exercise any rights against Principal Debtor arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Agent and/or the Lenders or their respective affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (b) the Guarantor will not claim any set-off or counterclaim against Principal Debtor in respect of any liability of the Guarantor to Principal Debtor; and (c) the Guarantor waives any benefit of and any right to participate in any collateral which may be held by Agent and/or the Lenders or any such affiliate. The payment of any amounts due with respect to any Indebtedness of Principal Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence and during the continuation of an Event of Default or a Guaranty Event of Default (as such term is defined in Section 11 below), the Guarantor will not demand, sue for or otherwise attempt to collect any such Indebtedness of Principal Debtor to the Guarantor until the Obligations shall have been paid in full. Notwithstanding the foregoing, the Guarantor may take any such action if and to the extent permitted by the Loan Agreement, or other Financing Documents as applicable. If the Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness in violation hereof, such amounts shall be collected, enforced and received by the Guarantor as trustee for Agent, for the benefit of the Lenders, and be paid over to Agent, for the benefit of the

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Lenders, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

     7. SECURITY; SET-OFF. The Guarantor grants to Agent for the benefit of itself and the Lenders as security for the full and punctual payment and performance of the Obligations, a continuing lien on and security interest in all securities, deposits, credit, collateral and other property belonging to the Guarantor now or hereafter held by Agent and/or the Lenders and other sums credited by or due from Agent and/or the Lenders or any affiliate of any of them to the Guarantor, regardless of the adequacy of any collateral or their means of obtaining the payment of the Obligations. Agent and each of the Lenders are each hereby authorized at any time and from time to time after an Event of Default or a Guaranty Event of Default has occurred and is continuing, without prior notice to the Guarantor (any such notice being expressly waived by the Guarantor and to the fullest extent permitted by law), to set off and apply such deposits and other sums against the Obligations whether or not Agent and/or the Lenders shall have made any demand under this Guaranty and although such Obligations may be contingent or unmatured. Each such Lender agrees to notify Guarantor and Agent after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS AND REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS GUARANTY OR THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS AND OTHER PROPERTY OF THE GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Promptly following any notice of setoff received by Agent from a Lender pursuant to the foregoing, Agent shall notify each of the other Lenders thereof.

     8. FINANCIAL RECORDS - INSPECTION. The Guarantor will (a) maintain or cause to be maintained full, complete, accurate and adequate records and books of account; (b) permit, during normal business hours, up to three (3) times per Guarantor fiscal year unless an Event of Default or a Guaranty Event of Default has occurred and is continuing, in which case there shall be no such limitation, and upon the giving of reasonable notice, the Agent and its duly authorized agents, attorneys and accountants to inspect, examine, and obtain copies of (at Guarantor's reasonable cost and expense) and abstracts from the records and books of account of, and visit the properties of the Guarantor to discuss the affairs, finances and accounts of the Guarantor with any of its members, shareholders, officers or management level employees and/or any independent certified public accountants of the Guarantor; (c) provide to the Agent within ninety (90) days after each fiscal year end, the Guarantor's additional financial statements and such other financial statements and reports as may be required by the Loan Agreement, all in accordance with the Loan Agreement; and
(d) promptly deliver to Agent such other information with respect to the financial statements of the Guarantor as the Agent may reasonably from time to time require.

     9.  COVENANTS.

     The Guarantor covenants and agrees with Agent that during such time as this Guaranty is in effect, the Guarantor will not, except as permitted by the Loan
Agreement:

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     (a)  engage in any business other than holding 100% of the issued and outstanding capital stock of the Principal Debtor, and the ordinary course of business activities relating thereto;

     (b) have any employee commingle Guarantor's assets with those of any other Person, hold out Guarantor's credit as being available to satisfy the obligations of any other Person (other than as set forth in this Guaranty) or enter into any material contract, agreement, instrument, document, arrangement or understanding of any sort with any Person other than the Related Transaction Documents and other immaterial documents entered into in the ordinary course of Guarantor's business permitted hereunder; and

     (c) create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of its assets, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income except Liens granted to the Agent to secure the Obligations and Liens described in any of Sections 5.2.1.1 through 5.2.1.10 of the Loan Agreement.
          ----------------         ---------

     10. FURTHER ASSURANCES. In the event of any breach of any of the covenants and agreements set forth herein, all Obligations, regardless of their terms, shall at Agent's election made at the request of the Majority Lenders by demand on the Guarantor be deemed for the purposes of this Guaranty to have become matured; provided that if a Bankruptcy Event or any event described in clauses (i) through (v) of paragraph 2 occurs no such demand need be made and the Obligations shall thereupon be automatically matured and accelerated, and, at Agent's election made at the request of the Majority Lenders, the Guarantor shall promptly pay to Agent, for the benefit of the Lenders, the entire amount of the Obligations, and Agent may take any action deemed necessary or advisable to enforce this Guaranty. The Guarantor also agrees, upon demand after any change in the condition of affairs financial or otherwise of the Guarantor deemed by the Majority Lenders to be adverse and material, to secure the payment and performance of its obligations hereunder by delivering, assigning or transferring to Agent or granting Agent a security interest in additional collateral of the Guarantor having a value and character reasonably satisfactory to Agent, and authorizes Agent to file any financing statement deemed by Agent to be necessary or desirable to perfect any security interest granted by the Guarantor to Agent, and as agent for the Guarantor, to sign the name of the Guarantor thereto. The Guarantor also agrees to do all such things and execute all such documents, including financing statements, as Agent may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Agent hereunder.

     11. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until payment in full of any and all Obligations of the Principal Debtor to the Agent and/or the Lenders at which time it shall terminate. This Guaranty shall be reinstated, notwithstanding the foregoing, if at any time any payment made or value received with respect to the Obligations is rescinded, invalidated, declared to be fraudulent or preferential, or set aside or is required to be repaid to a trustee, receiver or any other party under any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of

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Principal Debtor or the Guarantor or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of Principal Debtor or the Guarantor or their respective businesses, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against Principal Debtor or the Guarantor for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshaling of assets or otherwise, all as though such payment had not been made or value received.

     12. DEFAULTS. The occurrence of any one or more of the following events shall constitute a "Guaranty Event of Default" under the provisions of this Guaranty (individually, a "Guaranty Event of Default" and collectively, the "Guaranty Events of Default"):

          (a) The failure of the Guarantor to pay any of the Obligations within five (5) Business Days of when due and payable in accordance with the provisions of this Guaranty as set forth in written notice to the Guarantor from the Agent or the Majority Lenders.

          (b) Any representation or warranty made in this Guaranty or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Guarantor), financial statement or other document furnished in connection with this Guaranty, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect, and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse affect on the Agent or any Lender or their rights and remedies.

          (c) The failure of the Guarantor to perform, observe or comply with any covenant, condition or agreement contained in this Guaranty, which default shall remain unremedied for thirty (30) days after written notice thereof to the Guarantor by the Lenders and/or the Collateral Agent.

          (d) An Event of Default shall occur under any of the other Financing Documents and such default is not cured within any applicable grace period provided therein.

          (e) The Guarantor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or a material portion of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for a material portion of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged or unstayed for a period of ninety (90) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of

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competent jurisdiction or any governmental authority enjoining or otherwise prohibiting the operation of a material portion of the Guarantor's business or the use or disposition of a material portion of the Guarantor's assets.

          (f) To the extent not described herein, (i) if the Guarantor or the Principal Debtor shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section, such proceeding or appointment shall not be a Guaranty Event of
        -------
Default if the Guarantor or the Principal Debtor in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within ninety (90) days after commencement thereof.

          (g) Unless adequately insured in the reasonable opinion of the Agent, the entry of a final judgment for the payment of money against the Guarantor which would be reasonably likely to have a material adverse effect on the Guarantor or its business or financial condition or assets, and the failure by the Guarantor to discharge or stay the same, or cause it to be discharged or stayed, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

          (h) The dissolution, liquidation or termination of existence of the Guarantor or the sale of all or substantially all assets of the Guarantor out of the ordinary course of its business.

          (i) If the Guarantor transfers any of its material assets in a manner that would constitute a fraudulent conveyance, without the prior written consent of the Majority Lenders.

     13. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns (but not its shareholders or their successors or assigns), and shall inure to the benefit of and be enforceable by Agent, and its successors, transferees and assigns for the benefit of the Lenders. Without limiting the generality of the foregoing sentence, in accordance with the terms of the Loan Agreement, Agent and/or the Lenders may assign or otherwise transfer any agreement or any note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights and obligations in respect thereof granted to selling party herein.

     14. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be consented to by the Majority Lenders and in writing and signed by the

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Agent. No failure on the part of Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     15. GOVERNING LAW. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

     16.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            (a) Except to the extent prohibited by applicable law, the Guarantor irrevocably:

                   (i) agrees that any suit, action, or other legal proceeding arising out of this Guaranty may be brought in the courts of record of The Commonwealth of Massachusetts or any other state(s) in which any of the Guarantor's assets are located or the courts of the United States located in the Commonwealth of Massachusetts or any other state(s) in which any of the Guarantor's assets are located;

                   (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

                   (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

          For such time as the Guaranty is in effect the Guarantor irrevocably designates the registered agent or agent for service of process of the Guarantor as reflected in the records of the Secretary of State of the Commonwealth of Pennsylvania as its registered agent, and, in the absence thereof, the Secretary of State of the Commonwealth of Pennsylvania as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Guarantor by registered or certified mail shall be taken and held to be valid personal service upon the Guarantor regardless of where the Guarantor shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided therefor under Section 18. GUARANTOR
                                                       ----------
AND THE AGENT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN GUARANTOR AND THE AGENT AND/OR THE LENDERS WITH RESPECT TO THIS GUARANTY AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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     17.  NOTICES.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed by overnight courier for delivery the next Business Day, telecopied or delivered to the applicable party at the addresses indicated below:

     If to the Guarantor:

          Raymond Karsan Holdings, Inc.
          170 South Warner Road
          Suite 110
          Wayne, Pennsylvania 19087

          Attention:  Chief Financial Officer
          Telephone:  (610) 971-9171
          Telecopy:   (610) 971-2435

     With a copy to:

          Pepper Hamilton, LLP
          3000 Two Logan Square - 18 & Arch Streets
          Philadelphia, PA 19103

          Attention:  Lisa R. Jacobs
          Telephone:  (215) 981-4701
          Telecopy:   (215) 981-4750

     If to Agent:

          FLEET NATIONAL BANK
          100 Federal Street
          Mailstop:  01-08-08
          Boston, Massachusetts

          Attention:  Daniel G. Head, Jr., Senior Vice President
          Telephone:  (617) 434-5261
          Telecopy:   (617) 434-0819

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     With a copy to

          Hinckley, Allen & Snyder LLP
          28 State Street
          Boston, MA 02109
          Attention:  Malcolm Farmer, III, Esq.
          Telephone:  (617) 345-9000
          Telecopy:   (617) 345-9020

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received.

     18. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

     19. CONFLICTS. In the event any conflict between any provision of this Guaranty and any provision(s) of the Loan Agreement, such provision(s) of the Loan Agreement shall control including without limitation that in connection with exercise of remedies the Agent, to the extent required by the Loan Agreement, shall act in accordance with the requests, consents or directions of such of the Lenders as are granted such authority in the Loan Agreement.

     20. RELATIVE RIGHTS. The relative rights of the Agent and the Lenders are set forth in the Loan Agreement.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing on page one.


                                             RAYMOND KARSAN HOLDINGS, INC.


                                             By:  /s/ Donald F. Volk
                                                ----------------------
                                             Name:  Donald F. Volk
                                                  --------------------
                                             Title:  Chief Financial Officer

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                                    JOINDER
                                    -------

          The Agent hereby joins in this Guaranty for the purpose of agreeing to the waiver of jury trial in Section 17 of this Guaranty.

                                                 FLEET NATIONAL BANK


                                                 By:  /s/ Daniel G. Head, Jr.
                                                    ---------------------------
                                                    Daniel G. Head, Jr.
                                                    Senior Vice President

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